UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 5, 2005
S&C Holdco 3, Inc.
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State of incorporation)	333-100717 (Commission File Number)		81-0557245 (IRS Employer Identification No.)

1770 Promontory Circle, Greeley, CO (Address of Principal Executive Offices)		80634 (Zip Code)
Registrant’s telephone number, including area code (970) 506-8000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
As a result of continued difficulty sourcing older non-fed cattle for slaughter in the northwestern US and the uncertainty surrounding the opening of the Canadian border to the importation of livestock older than 30 months of age, on August 5th, 2005 Swift & Company, a wholly owned subsidiary of S&C Holdco 3, Inc. (“Swift Holdings”), announced the immediate closure of its Nampa, Idaho non-fed cattle processing facility and the termination of its 408 full time employees. Swift anticipates that the costs associated with the closure will total approximately $5.0 million in one-time severance and plant closure costs. Management is currently investigating different options of disposition that are expected to result in a significant writedown, ranging from $7.0 million to $9.0 million to the $10.8 million current net book value of the related assets. The writedown of assets is expected to be finalized in Swift Holdings’ first quarter ended August 28, 2005 upon finalization of management’s plan for the idled assets.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits
99.1	Press Release dated August 5, 2005

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2005	S&C Holdco 3, Inc.
	By:	/s/ Danny C. Herron
Chief Financial Officer, Executive Vice President—Finance & Controls